DATED OCTOBER 16, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐          Definitive Proxy Statement

☑           Definitive Additional Materials

☐           Soliciting Materials under § 240.14a-12

CHIQUITA BRANDS INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

BURLINGTOWN UK LTD
ERICHTON INVESTMENTS LTD.
CAVENDISH GLOBAL LIMITED
CAVENDISH ACQUISITION CORPORATION
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 15, 2014, representatives of Cavendish Acquisition Corporation and Cavendish Global Limited, affiliates of the Cutrale Group and the Safra Group (“Cutrale-Safra”) submitted to representatives of Institutional Shareholder Services, Inc. (“ISS”) a slide presentation entitled “Cutrale-Safra Proposal to Acquire Chiquita Brands International: Shareholder Presentation” (the “ISS Presentation”).  Cutrale-Safra may also use the ISS Presentation in discussions with Chiquita shareholders.  A copy of the ISS Presentation is filed herewith as Exhibit 99.1.